UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2026

Edesa Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court, Markham, Ontario, Canada		L3R 5H6
(Address of Principal Executive Offices)		(Zip Code)

(289) 800-9600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2026, Edesa Biotech, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC (“Guggenheim Securities”), as representative of the several underwriters listed in Schedule 1 thereto (the “Underwriters”), in connection with the issuance and sale, in an underwritten, registered offering (the “Offering”), of: (i) 3,870,500 shares (the “Offering Shares”) of the Company’s common shares, without par value (the “Common Shares”) with accompanying common share warrants (the “Common Share Warrants”) to purchase up to 3,870,500 Common Shares, at a combined offering price of $5.50 per share and accompanying Common Share Warrant; and (ii) pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Share Warrants, the “Warrants”) to purchase up to an aggregate of 675,000 Common Shares with accompanying Common Share Warrants to purchase up to 675,000 Common Shares, at a combined offering price of $5.4999 per Pre-Funded Warrant and accompanying Common Share Warrant, which represents the combined offering price per Share (as defined below) and accompanying Common Share Warrant less the $0.0001 per share exercise price for each such Pre-Funded Warrant. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 681,825 additional Common Shares (the “Option Shares” and together with the Offering Shares, the “Shares”) and accompanying Common Share Warrants to purchase up to 681,825 Common Shares on the same terms as the Offering Shares and accompanying Common Share Warrants.

The Company expects to receive net proceeds of approximately $23.1 million from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Offering is expected to close on or about August 21, 2026, subject to customary closing conditions. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include working capital, capital expenditures and research and development and manufacturing expenses. The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Pursuant to the terms of the Underwriting Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Shares and securities convertible into Common Shares during the 90-day period following the date of the Prospectus Supplement.

Subject to certain exceptions, the Company’s executive officers and directors agreed not to sell or otherwise dispose of any Common Shares held by them for a period beginning on the date of execution of the applicable lock-up agreements by each such executive officer and director and ending 90 days after the date of the Prospectus Supplement (as defined herein) filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Offering pursuant to Rule 424(b) of the Securities Act, without first obtaining the written consent of Guggenheim Securities.

The Common Share Warrants will each be exercisable for one Common Share at an exercise price of $7.50 per share. The Common Share Warrants will be exercisable at any time after their original issuance and may be exercised until the date that is the earlier of (i) the 18-month anniversary of the original issuance date and (ii) the 30th day following the date of the Company’s public announcement of Phase 2 vitiligo topline data for EB06. A holder of the Common Share Warrants may not exercise any portion of the Common Share Warrants to the extent that such holder would beneficially own more than 4.99% (or 9.99%, at the election of each holder prior to issuance) of the number of Common Shares outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Common Share Warrants. However, upon at least 61 days’ prior notice from a holder to the Company, such holder may increase or decrease such beneficial ownership limitation, as applicable, up to 9.99% of the Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Share Warrants. The exercise price and the number of Common Shares issuable upon exercise of the Common Share Warrants are subject to appropriate adjustment in the event of certain share dividends, share splits, share combinations or other similar reclassifications affecting the Common Shares.

The Pre-Funded Warrants will have an initial exercise price of $0.0001 per share and will be immediately exercisable upon issuance. The Pre-Funded Warrants do not have a termination date. A holder of the Pre-Funded Warrants may not exercise any portion of the Pre-Funded Warrants to the extent that such holder would beneficially own more than 4.99% (or 9.99%, at the election of each holder prior to issuance) of the number of Common Shares outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, upon at least 61 days’ prior notice from a holder to the Company, such holder may increase or decrease such beneficial ownership limitation, as applicable, up to 9.99% of the Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. The exercise price and the number of Common Shares issuable upon exercise of the Pre-Funded Warrants are subject to appropriate adjustment in the event of certain share dividends, share splits, share combinations or other similar reclassifications affecting the Common Shares.

The Offering is being made pursuant to (1) an effective Registration Statement on Form S-3 (File No. 333-288966), declared effective by the SEC on September 9, 2025, and (2) a related prospectus supplement dated August 19, 2026 (the “Prospectus Supplement”).

The foregoing summaries of the Offering, the Underwriting Agreement, the Common Share Warrants, the Pre-Funded Warrants and the Shares do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the Underwriting Agreement, the form of Common Share Warrant and the form of Pre-Funded Warrant are attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

A copy of the Fasken Martineau DuMoulin LLP opinion relating to the legality of the issuance and sale of the Shares offered in the Offering and the Common Shares issuable upon exercise of the Warrants in the Offering is attached as Exhibit 5.1. A copy of the Lowenstein Sandler LLP opinion relating to the legality of the issuance and sale of the Warrants in the Offering is attached as Exhibit 5.2.

Item 8.01 Other Events.

On August 19, 2026, the Company issued a press release announcing the launch of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 19, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the amount of proceeds expected from the Offering, the intended use of proceeds from the Offering and the timing and certainty of completion of the Offering. The risks and uncertainties relating to the Company and the Offering include general market conditions, the proposed restructuring of the Company’s outstanding indebtedness, the Company’s ability to complete the Offering on favorable terms, or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC, including in its Annual Report on Form 10-K for the year ended September 30, 2025 and the Prospectus Supplement. These documents contain important factors that could cause actual results to differ from current expectations and from the forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 19, 2026, by and between the Company and Guggenheim Securities, LLC.
4.1	Form of Common Share Warrant.
4.2	Form of Pre-Funded Warrant.
5.1	Opinion of Fasken Martineau DuMoulin LLP.
5.2	Opinion of Lowenstein Sandler LLP.
23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).
23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.2).
99.1	Press release dated August 19, 2026.
99.2	Press release dated August 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: August 20, 2026	By:	/s/ Peter J. Weiler
	Name:	Peter J. Weiler
	Title:	Chief Financial Officer